SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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HAGGAR CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        This filing is being made pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended. This filing contains statements concerning Haggar Corp. (the "Company") which appeared in two articles written by Arnold J. Karr. The first article, titled "Haggar Proxy Fight is Looming," was published in Women's Wear Daily beginning on page 2 and continuing on page 9 on January 6, 2003 (and also appeared on the publication's internet website at http://www.wwd.com). The consent of Arnold J. Karr and Women's Wear Daily has not been obtained to the use of this article as proxy soliciting material. Peter Duda, a spokesman for the Company, is quoted without being named as stating: "We have always been open to constructive dialog with Mr. Kahn and other Haggar shareholders, and we will continue to take appropriate actions that we believe are in the interest of all the company's shareholders." Mr. Duda also is the unnamed spokesman who indicated the Company's board has the option of expanding the size of the board. Following is the text of the article:

  Haggar Proxy Fight is Looming

  By Arnold J. Karr

          NEW YORK—The clock's ticking down, but there's little sign of the two sides backing down as Haggar Corp. continues to fight efforts by its largest shareholder, Kahn Brothers & Co., to secure at least one seat on the Dallas-based apparel firm's board of directors.

          With a proxy battle looming, Haggar is up against a deadline at the end of this month for the filing of its definitive proxy statement, which is required to be filed within 120 days of the end of the firm's fiscal year on Sept. 30, 2002. Last year, that statement was filed on Jan. 7 and the annual meeting was held on Feb. 6.

          The release of the proxy might be the next indication of whether Haggar's management is ready to make some kind of an accommodation with Thomas Kahn, president of Kahn Brothers, who has asked that he and Dallas investor Mark Schwarz stand for election to Haggar's six-member board, which is currently evenly divided between inside and outside directors. Kahn Brothers owns 13 percent of Haggar's stock on behalf of its investor clients.

          Best known for its men's slacks, Haggar acquired women's apparel maker Jerell in 1999. Last year, its sales grew 8.4 percent to $481.8 million as net income, excluding a $15.6 million accounting charge, came in at $8 million.

          Haggar has so far resisted Kahn's attempts to supplement the board with either himself or Schwarz or both. The firm initially declined to provide him with copies of its stock ledger and on Nov. 22 filed a declaratory action rebutting the request. Since then, certain materials have been provided, including Haggar's stock ledger, but subsequent requests by Kahn have led Haggar to amend its declaratory filing.

          Clearly, the parties aren't getting along, and the likelihood that they will establish a rapprochement isn't likely to grow, based on Kahn's reaction to Haggar's more recent actions.

          "In a five-day period [last month], they gave us a lot of the material we asked for, as they're required to, but it wasn't without a lot of sturm und drang (storm and stress), as Dr. Freud might say," Kahn told WWD. "We asked them to drop the lawsuit and end the stalling techniques, which are nothing but legal maneuvering and a waste of corporate assets.

          "We have enough material now to wage a very serious and effective proxy contest," he continued. "If they want to spend time and money, that's up to them, but they will ultimately comply with the law and give us what we're looking for."

          And what, exactly, is that? "Substantial institutional investor representation not handpicked by management, which will lead to good shareholder value and stronger corporate governance," according to Kahn.

          His resolve appeared to be strengthened by a Haggar press release issued last month, which characterized the firm as "gravely concerned" about a potential conflict of interest should Kahn be added to the board. Moreover, in a statement attributed to the generally affable Joe Haggar III, the firm's CEO, Haggar claimed that Kahn "has failed to provide any significant ideas or vision. In short, over the last five years, Mr. Kahn has not demonstrated how his board membership would contribute to the success of the company."

          Kahn said the statement was "very out of character for Mr. Haggar and the company." Contradicting its assertion, Kahn noted that among his suggestions over the years has been that Haggar hire an investor relations (IR) firm "to make sure they come up on people's radar screens. I was pleased to learn that they'd done that, but I think they did it to line up votes with large institutional owners. Suddenly, when we try to place two directors, they're hiring an IR firm and trotting all over courting investors."

          Kahn acknowledged that he has done some hiring of his own, retaining McKenzie Partners to work on the solicitation of proxies.

          Officials at Haggar have been mum about what they will do when the firm's definitive proxy is issued. Current directors Rae Evans and Donald Godwin could stand for reelection; alternate directors could be proposed by the board, or Kahn, Schwarz or both could take spots on the ballot. A spokesman indicated that Haggar's board also has the option of expanding the board through a vote of the current directors.

          The spokesman commented: "We have always been open to constructive dialog with Mr. Kahn and other Haggar shareholders, and we will continue to take appropriate actions that we believe are in the interest of all of the company's shareholders."

          Kahn appears ready to carry on his fight for board representation well beyond the company's annual meeting, if unsuccessful this time around. He told WWD that, even if he doesn't prevail in 2003, he will try again next year until his goal of placing independent directors on the board bears fruit. If he does manage to place at least one director on the board despite Haggar objections, he expects to propose a slate in 2004.

          "The way to prevent this is to invite one of us on the board conditioned upon us signing a standstill agreement," Kahn told WWD. "In other words, "we put you on the board but you agree to no proxy fights while you're on it."'

        The second article, titled "Haggar's Proxy Battle: Still No Signs of Truce," was published in DNR on page 24. The consent of Arnold J. Karr and DNR has not been obtained to the use of this article as proxy soliciting material. Peter Duda, a spokesman for the Company, is quoted without being named as stating: "We have always been open to constructive dialog with Mr. Kahn and other Haggar shareholders." Mr. Duda also is the unnamed spokesman who indicated the Company's board has the option of expanding the size of the board. Following is the text of the article:

  Haggar Proxy Battle:
  Still No Signs of Truce
  ______________________

  NEW YORK—The clock's ticking, but neither side seems likely to back down as Haggar Corp. continues to fight efforts by its largest shareholder, Kahn Brothers & Co., to secure at least one seat on the Dallas-based firm's board of directors.

          With a proxy battle looming, Haggar is up against a deadline at the end of this month for the filing of its definitive proxy statement, which is required to be filed within 120 days of the end of the firm's fiscal year on Sept. 30, 2002. Last year, that statement was filed on Jan. 7 and the annual meeting held on Feb. 6.

          The release of the proxy might be the next indication of whether Haggar's management is ready to make some kind of an accommodation with Thomas Kahn, president of Kahn Brothers, who has asked that he and Dallas investor Mark Schwarz stand for election to Haggar's six-member board, which is currently evenly divided between inside and outside directors.

          As reported, Haggar has resisted Kahn's attempts to supplement the board with either himself or Schwarz or both. The firm initially declined to give him copies of its stock ledger and on Nov. 22 filed a declaratory action rebutting the request. Since then, some materials have been provided, including Haggar's stock ledger, but subsequent requests by Kahn have led Haggar to amend its declaratory filing.

          The likelihood that the parties will establish a rapprochement doesn't seem likely, given Kahn's reaction to Haggar's more recent actions. "In a five-day period, they gave us a lot of the material we asked for, as they're required to, but it wasn't without a lot of strum und drang [storm and stress], as Dr. Freud might say," Kahn told DNR. "We asked them to drop the lawsuit and end the stalling techniques...We have enough material now to wage a very serious and effective proxy contest. If they want to spend time and money, that's up to them, but they will ultimately comply with the law and give us what we're looking for."

          And what exactly is that? "Substantial institutional investor representation not handpicked by management, which will lead to good shareholder value and stronger corporate governance," said Kahn.

          His resolve appeared to be strengthened by a Haggar press release issued on Dec. 16 that characterized the firm as "gravely concerned" about a potential conflict of interest should Kahn be added to the board. Moreover, in a statement attributed to Joe Haggar 3rd, the firm's CEO, Haggar claimed Kahn "has failed to provide any significant ideas or vision. In short, over the last five years, Mr. Kahn has not demonstrated how his board membership would contribute to the success of the company."

          Kahn described the statement as "very out of character for Mr. Haggar and the company." Contradicting its assertion, Kahn noted that among his suggestions over the years has been that Haggar hire an investor relations (IR) firm "to make sure they come up on people's radar screens. I was pleased to learn that they'd done that, but I think they did it to line up votes with large institutional owners. Suddenly, when we try to place two directors, they're hiring an IR firm and trotting all over courting investors."

          Kahn acknowledged that he has done some hiring of his own, retaining McKenzie Partners to work on the solicitation of proxies.

          Officials at Haggar have been mum about what they will do when the firm's definitive proxy is issued. Current directors Rae Evans and Donald Godwin could stand for reelection, alternate directors could be proposed by the board, or Kahn, Schwarz or both could take spots on the ballot. A spokesman indicated that Haggar's board also has the option of expanding the board through a vote of the current directors. "We have always been open to constructive dialog with Mr. Kahn and other Haggar shareholders," he said.

          Kahn appears ready to carry on his fight well beyond the company's annual meeting, if he's unsuccessful this time. Even if he doesn't prevail in 2003, he said, he will try again next year until his goal of placing independent directors on the board bears fruit. If he manages to place at least one director on the board despite Haggar objections, he expects to propose a slate in 2004.

          "The way to prevent this is to invite one of us on the board conditioned upon us signing a standstill agreement," Kahn told DNR. "In other words 'We put you on the board but you agree to no proxy fights while you're on it."'

—ARNOLD J. KARR

Forward Looking Information

        The foregoing articles contain forward-looking statements such as statements regarding the future operations, earnings or management of the Company and those preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," or similar expressions. Forward-looking statements relating to expectations about future results or events are based upon information available to the Company as of today's date, and the Company does not assume any obligations to update any of these statements. The forward-looking statements are not guarantees of the future performance of the Company and actual performance may vary materially from the expectations discussed. Additional risks and uncertainties relating to the Company's business include, but are not limited to: (1) changes in general business conditions; (2) the impact of competition in the apparel industry; (3) adverse changes in the performance of the retail sector in general and the apparel industry in particular; (4) changes in consumer acceptance of new products and the success of advertising, marketing and promotional campaigns; (5) changes in laws and other regulatory actions; (6) changes in labor relations; (7) political and economic events and conditions domestically or in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism, war or insurrection; (8) unexpected judicial decisions; (9) changes in interest rates and capital market conditions; (10) inflation; (11) acquisitions or dissolution of business enterprises; (12) natural disasters; (13) unusual or infrequent items that cannot be foreseen or are not susceptible to estimation; and (14) other risks identified from time to time in the Company's Securities and Exchange Commission (the "SEC") reports.

Important Additional Information Will Be Filed With The SEC

        The Company plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the Company's 2003 annual meeting of stockholders. The Proxy Statement will contain important information about the Company and the matters to be voted on at the annual meeting. Investors and security holders are urged to read the Proxy Statement carefully when it becomes available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting Mr. David Tehle, the Company's Executive Vice President and Chief Financial Officer, Secretary and Treasurer at 214-352-8481.

        The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the annual meeting and the matters to be voted on at such meeting. Information regarding the Company's directors and executive officers may be obtained by reading the Company's Annual Report on Form 10-K for the year ended September 30, 2001 and its definitive proxy statement dated January 7, 2002 in connection with the Company's annual meeting of stockholders held on February 6, 2002. Additional information regarding the participants in the solicitation may be obtained by reading the Proxy Statement in connection with the Company's 2003 annual meeting of stockholders when it becomes available.